Exhibit 16


                                                   April 20, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


        Re: Janus American Group, Inc. (File No. 0-22745)
            ---------------------------------------------

Gentlemen:

     We were previously the principal accountants for Janus American Group, Inc. (the "Company") and on February 20, 1998 we reported on the consolidated financial statements of the Company as of December 31, 1997 and 1996 and for the years then ended. On April 16, 1998 we were informed that we were dismissed as the principal accountants for the Company. We have read the Company's statements included pursuant to Item 4 in its Form 8-K Current Report dated April 16, 1998. At the request of the Company, we hereby state that we agree with the statements included in Item 4(a) that relate to our firm.


                                          Very truly yours,


                                          /s/ J.H. COHN LLP
                                          --------------------------------------
                                              J.H. Cohn LLP